Exhibit 99.1

Augmedix Exits Calendar 2022 with Expected $35 Million in Annual Recurring Revenue

Company Also Expects Fourth Quarter Revenue to be Within the Guidance Range

SAN FRANCISCO, Jan. 9, 2023 (GLOBE NEWSWIRE) -- Augmedix Inc. (Nasdaq: AUGX), a healthcare technology company that delivers industry-leading, ambient medical documentation and data solutions, today announced preliminary financial results and operational metrics for the fourth quarter of 2022.

“Augmedix generated strong bookings in the fourth quarter and we expect revenue to be within our guidance range of $8.5 million to $8.6 million,” stated Augmedix, Inc. CEO, Manny Krakaris. “Our current pipeline and backlog should result in continued momentum and a strong start to 2023. Importantly, we are seeing significant expansion within our base of existing clients. Over the last few months, we've been encouraged by the increased adoption from larger health system clients.”

Mr. Krakaris added, “Our broad portfolio of solutions is resonating in the market as health systems look to increase patient access, improve productivity, and reduce clinician burnout. Augmedix’s solutions address each of these systemic challenges, and we are well positioned to maintain our robust growth while simultaneously expanding our operating leverage, to achieve our ultimate goal of substantial cash generation.”

The below preliminary data is as of December 31, 2022, unless otherwise noted.

•	Annual Recurring Revenue (ARR) of $35 million.
•	1,300 clinicians in service, up 39% year-over-year.
•	Revenue in the fourth quarter of 2022 is expected to be within the guidance range of $8.5 million to $8.6 million.

Additionally, Augmedix expects to take a non-cash charge of approximately $215,000 in the fourth quarter of 2022 related to the cancellation of its at-the-market (ATM) program. For further information, please see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2022.

Augmedix expects to report financial results for the fourth quarter of 2022 and to hold an earnings conference call in March.

Annual Recurring Revenue (ARR) is defined as clinicians in service as of a certain date who are not currently on unpaid hold nor have given notice to terminate service. We use each clinician’s current subscription tier and price to estimate a full month of revenue. That monthly revenue is then multiplied by twelve to calculate annual recurring revenue.

Clinicians in Service (CIS) is defined as an individual doctor, nurse practitioner, or other healthcare professional using our services. We believe growth in the number of clinicians in service is an indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) delivers industry-leading, ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners.

Augmedix is on a mission to help clinicians and patients form a human connection at the point of care without the intrusion of technology. Augmedix’s solutions extract data from natural physician-patient conversations and convert it to medical notes in real time, which are seamlessly transferred to the EHR. To achieve this, the company’s Ambient Automation Platform uses Automated Speech Recognition and Natural Language Processing, supported by medical documentation specialists.

Leveraging this platform, Augmedix’s solutions relieve clinicians of administrative burden, in turn, reducing burnout and increasing both clinician and patient satisfaction. Augmedix is also leading the revolution in leveraging point-of-care data by making connections between millions of physician-patient interactions and analyzing them to deliver actionable insights that elevate patient care.

Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit augmedix.com.

Preliminary Financial Information

The preliminary financial results and other information set forth in this press release related to the Company’s fourth quarter of 2022 and full year 2022 are unaudited preliminary numbers, which are subject to change. These results and information have not been reviewed by an independent registered public accounting firm. As a result of the preliminary nature of the financial information set forth in this press release, changes to the financial results may need to be incorporated into the Company’s financial statements in the event of subsequent information obtained by the Company after the date of this press release. As a result, the Company’s final results and financial information for the fourth quarter to be reported in the Company’s Form 10-K for the year ended December 31, 2022, might vary in material respects from the preliminary financial information included in this press release.

Forward-Looking Statements

This press release contains "forward-looking statements" that involve a number of risks and uncertainties. Words such as "believes," "may," "will," "estimates," "potential," "continues," "anticipates," "intends," "expects," "could," "would," "projects," "plans," "targets," “excited,” “optimistic,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the following: the Company’s preliminary financial results and operational data for the fourth quarter of 2022 and full year 2022; the expected timing of the release of fourth quarter 2022 results; the Company’s expectation that revenue for the fourth quarter of 2022 will be within its prior guidance range; the Company’s current pipeline and backlog should result in continued momentum and a strong start to 2023; the Company seeing significant expansion within its base of existing clients and being encouraged by the increased adoption from larger health system clients; the Company’s broad portfolio of solutions is resonating in the market as health systems look to improve productivity, increase patient access, and reduce clinician burnout and that Company’s solutions address each of these systemic challenges; the Company being well positioned to maintain its robust growth while simultaneously expanding its operating leverage, to achieve its ultimate goal of substantial cash generation; the Company delivering industry-leading, ambient medical documentation and data solutions and its solutions relieving clinicians of administrative burden, reducing burnout and increasing both clinician and patient satisfaction; and the Company leading the revolution in leveraging point-of-care data by making connections between millions of physician-patient interactions and analyzing them to deliver actionable insights that elevate patient care. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2022 as well as other documents that may be filed by us from time to time with the U.S. Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the preliminary results for the fourth quarter of 2022 are preliminary and subject to change pending the completion of the Company's closing process for 2022 and review; our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contact information

Investors:

Matt Chesler, CFA

FNK IR

(646) 809-2183

augx@fnkir.com

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

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